UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 9, 2014
PBF ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
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One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors.
On July 9, 2014, PBF Energy Inc. (the "Company") announced the election of Ms. Eija Malmivirta and Mr. Gene Edwards as independent members of its Board of Directors effective as of such date. The Company’s Board of Directors now consists of nine members, including eight independent directors.
      Ms. Malmivirta and Mr. Edwards will participate in the Company’s compensation program for its non-employee, outside directors, as described on page 36 of the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 annual meeting of stockholders, filed April 1, 2014, including an annual cash retainer of $100,000 and a $100,000 grant of restricted shares of the Company’s Class A common stock.  In addition, the Company will enter into its standard form of indemnification agreement with Ms. Malmivirta and Mr. Edwards.
The Board determined that each of Ms. Malmivirta and Mr. Edwards meets the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards, and that there are no transactions between the Company and Ms. Malmivirta or Mr. Edwards that would require disclosure under Item 404(a) of Regulation S-K.
The press release announcing Ms. Malmivirta and Mr. Edwards's election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.   Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release dated July 9, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2014

PBF Energy Inc. (Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 9, 2014